EXHIBIT 23.2










INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. on Form S-8 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 27, 1998.









        DELOITTE & TOUCHE LLP
        Kansas City, Missouri
        January 28, 2000